Exhibit 99.2

Courier to Double Digital Press Capacity in Indiana

NORTH CHELMSFORD, Mass.--(BUSINESS WIRE)--July 31, 2013--Courier Corporation (Nasdaq: CRRC), one of America’s leading innovators in book manufacturing and content management, today announced plans to double its digital printing capacity at its plant in Kendallville, Indiana through the addition of a second HP T410 color inkjet web press.

Courier acquired its first T410 press earlier this year as the heart of a new digital printing operation designed to complement its Kendallville offset plant as well as a preexisting digital facility in North Chelmsford, Massachusetts. With its 42-inch web width, the T410 offers exceptional flexibility in meeting a high volume of diverse printing needs across a full range of run lengths. Since that first installation, demand for Courier’s digital solutions has continued to grow among leading educational and trade publishers.

“We knew from the outset that bringing digital capability to Kendallville made sense for our customers and ourselves,” said Courier Chairman and Chief Executive Officer James F. Conway III. “But between our rising volume of customized textbook production and growing interest in four-color digital from trade publishers, it quickly became apparent that we needed even more capacity. And with our second T410 press, we will have it.

“Bringing this new press up to speed quickly is also a tribute to the skills and dedication of our 600-strong Kendallville workforce and the excellent cooperation we have received from the city of Kendallville, where Courier has grown and flourished for many years and is now more deeply rooted than ever. I am delighted to be able to offer our customers the best digital and offset service in the industry from this superb location.”

About Courier Corporation

Courier Corporation is America’s third largest book manufacturer and a leader in content management and customization in new and traditional media. It also publishes books under three brands offering award-winning content and thousands of titles. Founded in 1824, the company is headquartered in North Chelmsford, Massachusetts. For more information, visit www.courier.com.

This news release includes forward-looking statements, including statements relating to the continuation of the Company’s dividend for fiscal year 2013, expansion into ebooks and digital content offerings, and the Company’s financial expectations for fiscal year 2013, including sales, EBITDA, earnings per share and capital expenditures. Statements that describe future expectations, plans or strategies are considered “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the Securities and Exchange Commission. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Factors that could affect actual results include, among others, changes in customers’ demand for the Company’s products, including seasonal changes in customer orders and shifting orders to lower cost regions, changes in market growth rates, changes in raw material costs and availability, pricing actions by competitors and other competitive pressures in the markets in which the Company competes, consolidation among customers and competitors, insolvency of key customers or vendors, changes in the Company’s labor relations, changes in obligations of multiemployer pension plans, success in the execution of acquisitions and the performance and integration of acquired businesses including carrying value of intangible assets, restructuring and impairment charges required under generally accepted accounting principles, changes in operating expenses including medical and energy costs, changes in technology including migration from paper-based books to digital, difficulties in the start up of new equipment or information technology systems, changes in copyright laws, changes in consumer product safety regulations, changes in environmental regulations, changes in tax regulations, changes in the Company’s effective income tax rate and general changes in economic conditions, including currency fluctuations, changes in interest rates, changes in consumer confidence, changes in the housing market, and tightness in the credit markets. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACT:
Courier Corporation
James F. Conway III, 978-251-6000
Chairman, President and Chief Executive Officer
or
Peter M. Folger, 978-251-6000
Senior Vice President and Chief Financial Officer
www.courier.com